UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Industrial Road, San Carlos, CA	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 6, 2022, Yi Ching Yau, age 46, has been appointed Senior Vice President, Finance and Principal Accounting Officer of ChemoCentryx, Inc. (the “Company”).

Prior to joining the Company, Ms. Yau served as the Chief Accounting Officer for BridgeBio Pharma, Inc. from October 2019 to March 2022. Prior to BridgeBio Pharma, Inc., Ms. Yau was Vice President, Finance at Nektar Therapeutics from May 2018 to October 2019 and Corporate Controller and Assistant Treasurer at Theravance Biopharma, Inc. from October 2013 to May 2018. From 2001 to 2013, Ms. Yau worked at Ernst & Young LLP, most recently as Senior Manager, and is a California Certified Public Accountant and Charted Accountant of Singapore. She holds a Bachelor of Accountancy from Nanyang Technological University, Singapore.

In connection with her commencement of employment, effective June 6, 2022, the Compensation Committee of the Board of Directors of the Company approved the grant of options to purchase 65,000 shares of the Company’s common stock to Ms. Yau. The stock options have an exercise price per share equal to $25.19, the closing price of the Company’s common stock on the Nasdaq Stock Market on June 7, 2022, the grant date. The stock options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting monthly over the subsequent three years, subject to Ms. Yau’s ontinued service with the Company through the applicable vesting dates. In addition, the stock options granted to Ms. Yau will be subject to accelerated vesting as provided in the Company’s change of control policy. The stock options were granted under the Company’s 2012 Equity Incentive Plan and have a term of ten years from the grant date.

There are no arrangements or understandings between Ms. Yau and any other persons pursuant to which she was selected as an officer, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. Yau and the Company or family relationships between Ms. Yau and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: June 9, 2022

	By:	/s/ Susan M. Kanaya

Name:	Susan M. Kanaya
Title:	Executive Vice President Chief Financial and Administrative Officer and Secretary